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                                                               Exhibit 99.(a)(2)

                              CERTIFICATE OF TRUST

                                       OF

                      DELAWARE INVESTMENTS MUNICIPAL TRUST

        This Certificate of Trust of Delaware Investments Municipal Trust, a statutory trust (the "Trust"), executed by the undersigned trustee, and filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act"), sets forth the following:

        FIRST: The name of the statutory trust formed hereby is Delaware Investments Municipal Trust.

        SECOND: The address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, Wilmington Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

        THIRD: The Trust formed hereby is or will become within 180 days of its first issuance of beneficial interests, an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C.
        Sections 80a-1 et seq.).

        FOURTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

        IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the 19th day of August 2004.

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/s/ Walter P. Babich                             /s/ Ann R. Leven
-----------------------------                    -------------------------------
Walter P. Babich                                 Ann R. Leven
Trustee                                          Trustee

/s/ John H. Durham                               /s/ Thomas F. Madison
-----------------------------                    -------------------------------
John H. Durham                                   Thomas F. Madison
Trustee                                          Trustee

/s/ Anthony D. Knerr                             /s/ Jan L. Yeomans
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Anthony D. Knerr                                 Jan L. Yeomans
Trustee                                          Trustee

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